AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2018

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOVO INTEGRATED SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	59-3691650
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11120 NE 2nd Street, Suite 200

Bellevue, WA 98004

(206) 617-9797

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Novo Integrated Sciences, Inc. 2018 Incentive Plan

(Full title of the plan)

Christopher David President Novo Integrated Sciences, Inc. 11120 NE 2nd Street, Suite 200 Bellevue, WA 98004 (206) 617-9797	Copies to: Laura Anthony, Esq. Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL 33401 (561) 514-0936
(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount of Shares To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	10,000,000	$0.38	$3,800,000.00	$473.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the last sale price of the registrant’s common stock of $0.38, as reported on the OTCQB market tier on January 23, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, filed with the Commission on December 8, 2017;

(b)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2017, filed with the Commission on January 12, 2018;

(c)       The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 2, 2018, January 3, 2018 and January 22, 2018; and

(d)       The description of the Registrant’s common stock contained in its Registration Statement on Form SB-2, as amended, originally filed with the Commission on September 25, 2003, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than documents filed by the Registrant with the Commission containing information furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such information.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Legal & Compliance, LLC.

10.1	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Commission on January 22, 2018).

23.1	Consent of AJ Robbins CPA LLC.

23.2	Consent of Legal & Compliance, LLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 25, 2018.

NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Christopher David
Name:	Christopher David
Title:	President
(principal executive officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Novo Integrated Sciences, Inc., hereby severally constitute and appoint Christopher David, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Novo Integrated Sciences, Inc.’s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: January 25, 2018	By:	/s/ Christopher David
Christopher David, President and Director (principal executive officer)

Dated: January 25, 2018	By:	/s/ Klara Radulyne
Klara Radulyne, Principal Financial Officer (principal financial officer and principal accounting officer)

Dated: January 25, 2018	By:	/s/ Pierre Dalcourt
Pierre Dalcourt, Chairman of the Board

Dated: January 25, 2018	By:	/s/ Michael Gaynor
Michael Gaynor, Director